Exhibit 10.1

OFFICE LEASE AGREEMENT

OFFICE LEASE AGREEMENT

THIS LEASE made as of this 7th day of March, 2008 between CITADEL II LIMITED PARTNERSHIP (hereinafter called “Landlord”) and Intellon Corporation, a corporation of the State of Delaware (hereinafter called “Tenant”) whose address is 5100 West Silver Springs Blvd., Ocala, FL 34482.

WITNESSETH

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called “Premises” or “Leased Premises”) as shown on Exhibit “A” attached hereto and made a part hereof, being located on the sixth floor of a multi-story office building known as Citadel II (the “Building”) located at 5955 T. G. Lee Boulevard, Orlando, Florida constructed on a parcel of land (the “Property”) as described in Exhibit “B” attached hereto.

PREMISES:	5955 T.G. Lee Boulevard
Suite 600
Orlando, Florida 32822

For the purposes of this Lease, the Premises shall be that office space known as Suite 600 shown on Exhibit “A”, (sometimes referred to as the “Original Premises”) and the parties hereto agree that such Premises consists of 12,570 rentable square feet in the Building located at 5955 T. G. Lee Boulevard, Orlando, Florida.

1. TERM AND POSSESSION.

(a) The term of this Lease shall be for sixty (60) full calendar months (or until sooner terminated or extended, as the case may be, as hereinafter provided) (the “Lease Term”) beginning on March 1, 2008 or on the “Commencement Date” (as hereinafter defined), whichever shall last occur, except that if the Commencement Date is other than the first day of a calendar month, the term of this Lease shall be extended such that it expires on the last day of a calendar month.

(b) The Commencement Date (also known as the “Original Commencement Date”) shall mean and be defined as the earlier of (i) the date upon which the Leasehold Improvements for the Leased Premises have been “Substantially Completed” in accordance with the Plans and Specifications as evidenced by the issuance of a Certificate of Occupancy or the equivalent for the Premises by the City of Orlando (other than any work which cannot be completed on such date provided such incompletion will not substantially interfere with Tenant’s use of the Leased Premises), or (ii) the date on which Tenant takes possession of a portion of or all the Leased Premises provided, however, that if Landlord shall be delayed in such Substantial Completion as a result of: (1) Tenant’s failure to agree to plans, specifications, or cost estimates before the date referred to in the separate Work Letter Agreement attached hereto as Exhibit “C” and made a part hereof; (2) Tenant’s request for materials, finishes or installation other than Landlord’s standard; (3) Tenant’s changes in plans; or (4) the performance or completion by a party employed by Tenant, the Commencement Date and the Tenant’s obligation to commence paying rent hereunder shall be accelerated as provided in Exhibit “C” attached hereto and made part hereof.

(c) Landlord shall perform the Leasehold Improvements in the Premises as provided in the Work Letter Agreement (Exhibit “C” attached hereto) with diligence, subject to events and delays due to causes beyond its reasonable control. In addition, Landlord agrees, at Landlord’s sole cost (and not as part of “Landlord’s Contribution” as defined in the Work Letter Agreement and without possibility of reimbursement from Tenant as Additional Rent or otherwise), to place in good working order all mechanical, plumbing, electrical, heating, ventilating and air conditioning systems within the Premises before the commencement of the Leasehold Improvements. The Leased Premises shall be deemed Substantially Completed and possession delivered when Landlord has Substantially Completed the work to be constructed or installed pursuant to the provisions of the Work Letter Agreement, as evidenced by the issuance of a Certificate of Occupancy or the equivalent for the Premises by the City of Orlando, subject only to the completion of items on Landlord’s punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work to be performed by or for Tenant).

(d) If Substantial Completion of the Leased Premises or possession thereof by Tenant is delayed because any tenant or other occupant thereof hold over, and Landlord is delayed, using good faith efforts in Landlord’s discretion, in acquiring possession of the Leased Premises, Landlord shall not be deemed in default, nor in any way liable to Tenant because of such delay, and Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the Commencement Date not withstanding any other provision herein to the contrary.

(e) The taking of possession by Tenant shall be deemed conclusively to establish that the Building, other improvements, and the Leasehold Improvements for the Leased Premises have been completed in accordance with the Plans and Specifications and are in good and satisfactory condition as of when possession was so taken except for such items as Landlord is permitted to complete at a later date which items (i) shall be specified by Landlord to Tenant in writing or (ii) shall be identified by Tenant in writing as conditions needed to be corrected within the Premises provided Tenant so notifies Landlord of such items within ten (10) days after Tenant takes possession of the Premises and the architect reviews the work and agrees that it is not in compliance with the plans and specifications outlined in the approved construction documents. Landlord shall remedy such items within sixty (60) days after Tenant takes possession of the Premises (except for any long lead items ordered at the request of Tenant) and any additional expense incurred to correct the Landlord’s Work other than Tenant’s Costs outlined in Exhibit “C: shall be Landlord’s cost. Promptly following the Commencement Date Tenant shall execute and deliver to Landlord a letter of acceptance of delivery of the Leased Premises, such letter to be on Landlord’s standard form therefore. In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been Substantially Completed, the Certificate of Occupancy or equivalent document issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of delivery of a copy or equivalent document of any such certificate to Tenant.

(f) For the purposes of this Lease, Lease Year shall mean each twelve (12) month period beginning on the Original Commencement Date and each anniversary of the Original Commencement Date (or the first day of the succeeding calendar month following the month in which the Commencement Date occurs should such date be on any day after the first day of a calendar month), and extending until the last day of each twelve (12) full calendar month period thereafter.

2. RENTAL.

(a) Tenant shall pay to Landlord throughout the Lease Term a base annual rental of Two-Hundred Eight-Nine Thousand, One Hundred Ten and No/100 Dollars ($289,110.00) per Lease Year plus any and all sales, use, transaction, or comparable tax (es) applicable thereto. Said base annual rental (hereinafter referred to as the “Base Rental”) shall be subject to adjustment as hereinafter provided in this Lease. Any and all such Base Rental, together with all tax (es) thereon, shall be due and payable in advance on or before the first day of January of each year during the Lease Term, provided, however, the Base Rental for the calendar year in which this Lease is executed shall be payable in advance on or before the Commencement Date of the Lease Term. It is expressly provided, however, that so long as Tenant shall not be in default of its obligations under this Lease, such Base Rental and the tax(es) thereon shall, for the convenience of Tenant, be payable in equal monthly installments of Twenty-Four Thousand, Ninety-Two and 50/100 Dollars ($24,092.50) in advance, without demand, deduction or setoff, on or before the first day of each calendar month during the Lease Term. The monthly installment for month one (1) of the Lease shall be due and payable on the Rental Commencement Date; provided that Tenant shall prepay to Landlord such amount on the date of Tenant’s execution hereof as credit against the payment of the first monthly installment. However, upon a default by Tenant of any of its obligations hereunder, the Base Rental for the balance of the then current calendar year of the Lease Term together with the aggregate of the annual rentals for the remainder of the calendar years of the Lease Term as provided herein below, shall be immediately due and payable. If the Commencement Date is a day other than the first day of a calendar month, the monthly Base Rental for the fractional month shall be appropriately prorated.

(b) Tenant recognizes that late payment of any Rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Rent or any other payment due hereunder from Tenant to Landlord remains unpaid five (5) days after the same is due, the amount of such unpaid Rent or other payment shall be increased by a late charge to be paid Landlord by Tenant in an amount equal to five percent (5%) per month of the amount of the delinquent Rent or other payment. The amount of the late charge to be paid to Landlord by Tenant for any particular month shall be computed on the aggregate amount of delinquent Rent and other payments, including all accrued late charges then outstanding. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The terms of this paragraph in no way relieve Tenant of the obligation to pay Rent or other payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord’s remedies pursuant to Paragraph 18 of this Lease in the event said Rent or other payment is unpaid after the date due.

(b) Rental Commencement Date is the date specified in Paragraph 1 (a) hereof for beginning the term of this Lease or the Commencement Date, whichever shall last occur, and the date upon which the first rental payment hereunder becomes due.

(c) The Landlord is obligated to pay to the State of Florida the equivalent of six and one-half percent (6.5%) of all amounts paid by Tenant as Base Rental hereunder. This six and one-half percent (6.5%) rate is accountable by the Landlord to the State of Florida under the Florida Sales Tax Statute. The Landlord receives no monetary benefit from the collection and disbursement of this charge. Therefore, to satisfy this obligation, Tenant shall pay to Landlord, in addition to the Base Rental, six and one-half percent (6.5%) of all amounts paid as Base Rental hereunder. Should such tax rate change under the Florida Sales Tax Statute, the Landlord will receive monthly from Tenant the amount reflective of appropriate charges. Tenant shall pay Landlord in conjunction with all sums due hereunder, any and all applicable sales, use or other similar tax and any interest or penalties assessed therein (“Sales Tax”) simultaneously with such payment.

(d) The annual Base Rental payable hereunder for each Lease Year shall be subject to adjustment on first day of the second Lease Year and the first day of each Lease Year thereafter, in the following manner:

The Base Rental rate as described in Paragraph 2(a) shall be increased on the first day of each Lease Year of the Lease Term by five percent (5%) over the previous Lease Year. Escalations shall be prorated when necessary to reflect occupancy for less than one (1) year.

(e) In addition to the Base Rental, beginning on the Rental Commencement Date, Tenant shall pay to the Landlord for each month of each calendar year without demand, deduction, or setoff as “Additional Rent”, (which amounts along with any other amounts or charges which may become due or payable by Tenant to Landlord may collectively or separately be referred to as “Rent” hereunder) Tenant’s Proportionate Share of the Operating Expenses of the Building minus the “Stop Amount”. The Stop Amount as used herein shall mean an amount equal to Nine and No/100 Dollars ($9.00) per rentable square foot of the Premises per calendar year. Tenant’s Proportionate Share shall be 9.2%. Operating Expenses of the Building” shall mean all expenses of every kind incurred by Landlord with respect to the ownership, management, operation, improvement, promotion and maintenance of the Building, the land under the Building, and the Property, including the parking lot, landscaping and appurtenances and any property taxes, assessments, governmental charges and owners’ dues of any kind and nature whatsoever adjusted to reflect a fully occupied building.

Each calendar year on or before March 1 or as soon thereafter as is reasonably possible, Landlord shall deliver to Tenant a statement setting forth Landlord’s reasonable estimate of the Operating Expenses of the Building for the current calendar year and Tenant shall pay monthly as Additional Rent an amount equal to one twelfth (1/12th) of Tenant’s Proportionate Share of the estimated Operating Expenses of the Building minus one-twelfth (1/12th) of the Stop Amount. On or before March 1 of each calendar year during the Lease Term and any renewals hereunder, Landlord shall determine the actual Operating Expenses for the Building and shall furnish to Tenant a statement (the “Expense Statement”), which shall set forth the actual Operating Expenses of the Building for the previous calendar year. Landlord agrees to keep true and accurate records in accordance with accepted accounting principles of the Operating Expenses of the Building. After delivery of the Expense Statement, there shall be an adjustment between Landlord and Tenant such that after said adjustment Tenant will have paid the Additional Rent amount due in accordance with this paragraph. Payment pursuant to said adjustment to Landlord or Tenant, as the case may be, shall be made within thirty (30) days of the date of Tenant’s receipt of the Expense Statement. For any year less than a full calendar year, Tenant’s Additional Rent shall be prorated based on actual expenses for the calendar year. In the event any category of Operating Expense as set forth on Landlord’s Expense Statement has increased more than ten percent (10%) over the previous calendar year (“Reviewable Items”) or the total Operating Expenses of the Building has increased by more than twenty percent (20%), Landlord shall, at Tenant’s written request, provide to Tenant additional reasonable detail to the Expense Statement sufficient for the justification of Landlord’s calculation of the Reviewable Items (“Expense Back-up Information”). Tenant must make its request for Expense Back-Up Information within sixty (60) days following the date Landlord provides Tenant with the Expense Statement, after which time Landlord shall have no further obligation to provide such detail and Landlord’s accounting shall be conclusively presumed to be correct. After Tenant’s receipt of the Expense Back-Up Information, Tenant shall also have the right, with forty-five (45) days’ advance written notice to Landlord, to have Landlord’s books and records relating to the Reviewable Items of Operating Expenses for the previous calendar year only reviewed at a location specified by Landlord by an independent certified public accountant selected by Tenant, who shall not be (i) on a contingency fee basis; (ii) shall not be a tenant of Landlord; and (iii) shall not be in any pending litigation with Landlord (“Tenant’s Reviewer”). Tenant must specify in its notice to Landlord those Reviewable Items of the Expense Statement which Tenant intends to review. Landlord shall have fifteen (15) days from receipt of Tenant’s notice of the review and the list of Reviewable Items to provide Tenant additional information to augment the Expense Statement and the Expense Back Up Information, if any. After Tenant receives its augmented information or in the event Landlord fails to provide such augmented information then upon the expiration of the fifteen (15) day period, Tenant may commence Tenant’s Audit on a date mutually agreed to by the parties at the locations specified by Landlord. In the event that Tenant’s Audit determines that the Reviewable Items paid by Tenant were charged at more than one hundred and five percent of its actual cost, Landlord shall credit to Tenant the overage amount of the Reviewable Items against the current Additional Rent until fully utilized and Landlord shall reimburse Tenant not to exceed $2,500 of the reasonable cost of Tenant’s audit. However, if the review or Landlord’s disputing of Tenant’s review evidences an underpayment by Tenant of any Reviewable Items, Tenant shall pay any such amount to Landlord within ten (10) days but not earlier than the date that Rent is payable.

(f) As an inducement for the Tenant to enter into this Lease, the Landlord agrees to abate a portion of the Base Rent, plus any and all sales, use, transaction, or comparable tax(es) applicable thereto, for 2,200 rentable square feet of the Premises during the first twenty-four (24) months of the Lease Term. Notwithstanding this inducement, Tenant shall be responsible for any Additional Rent on the entire Premises for the entire Lease Term.

3. SECURITY DEPOSIT. Tenant hereby deposits with Landlord on the date hereof the sum One-Hundred Thousand Dollars ($100,000.00) which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant’s covenants and obligations under this Lease. It is understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any default or event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant’s default; and tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant or Tenant’s last permitted assignee at such time after termination of this Lease when Landlord shall have determined that all Tenant’s obligations under this Lease have been fulfilled. Landlord shall not be required to keep any security deposit separate from its general funds. Upon the occurrence of any events of default or default as described in this Lease, said security deposit shall become due and payable to Landlord. Subject to other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said deposit may be turned over to Landlord’s grantee, and if so Tenant hereby releases Landlord from any and all liability with respect to said deposit and its applications or return. The security shall be transferred to any successor in interest to Landlord hereunder and notice of such transfer given to Tenant within five (5) days after such transfer. Upon such transfer and notice, the transferor shall no longer be liable for the security but the transferee shall become liable.

4. OCCUPANCY AND USE.

(a) Tenant shall use and occupy the Premises for general office use purposes, including engineering, and research and development as permitted by zoning ordinance, and for no other purpose without the prior written consent of Landlord.

(b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises. In the event Tenant is not in compliance with this Paragraph 4 at any time during the Lease Term, Landlord may, at its option, (i) correct to the best of its ability the noncompliance, in which case all expenses associated therewith shall be borne by Tenant, or (ii) pursue other remedies available to it under this Lease or at law.

5. COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises. The Leased Premises shall be delivered to Tenant upon the Original Commencement Date in compliance with applicable Laws and the Americans with Disabilities Act of 1990 (‘ADA’) , as amended through the date hereof. In the event Tenant’s use of the Premises indirectly or directly shall result in the need to alter any common areas of the Building in order to comply with Americans with Disabilities Act requirements, or other governmental requirements, Tenant shall pay all costs associated thereto on demand by Landlord. Landlord shall be responsible for insuring the common areas are in compliance with the Americans with Disabilities Act and other governmental requirements enforced at the date of Tenant’s Original Commencement Date.

6. ALTERATIONS. Subsequent to the completion of the Leasehold Improvements as set forth in Exhibit “C”, if any, Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord; and any such alterations, additions, or improvements in, on or to said Premises, except for Tenant’s movable personal property, including but not limited to trade fixtures, furniture and equipment, shall immediately become Landlord’s property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant’s sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same, and all subcontractors, must first be approved in writing by Landlord , or, at Landlord’s option, the alteration, addition or improvement shall be made by Landlord for Tenant’s account and Tenant shall reimburse Landlord for the cost thereof upon demand. Upon the expiration or sooner termination of the term herein provided, Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense forthwith and with all due diligence remove any or all alterations, additions, or improvements made by or for the account of Tenant, designated by Landlord to be removed, excluding the Leasehold Improvement made prior to the Original Commencement Date of the Lease and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their condition as it existed immediately subsequent to the completion of these Leasehold Improvements.

7. REPAIR. By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. Tenant shall, at all times during the term hereof at Tenant’s sole expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements. Tenant shall upon the expiration or sooner termination of the term hereof, except as specified in Exhibit “C” attached hereto and made a part hereof or unless Landlord demands otherwise as in Paragraph 7 hereof provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements excepted. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof except as specified herein or in Exhibit “C” attached hereto and made a part hereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

8. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection herewith shall be considered additional Rent and shall be payable to it by Tenant on demand and with interest at the rate of eighteen percent (18%) per annum, provided, however, that if such rate exceeds the maximum rate permitted by law the maximum rate shall apply; the interest rate so determined is hereinafter called the “Agreed Interest Rate”. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest thereto from mechanics and material men’s liens, and Tenant shall give to Landlord prior written notice of commencement of any construction on the Premises. Landlord and Tenant hereby give notice that no party providing labor services or materials for the improvement of the Premises for or at the direction of Tenant shall be entitled to a lien against Landlord’s interest in the Premises including Landlord’s fee simple title to the Property and the Building but must look instead only to Tenant and the Tenant’s interest under this Lease to satisfy such claims.

9. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, sublet the Leased Premises or any portion thereof or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed, nor shall Tenant permit any lien to be placed on the Tenant’s interest by operation of law. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) nor more than ninety (90) days after the date of Tenant’s notice) to sublet the Premises or any portion thereof for any part of the term hereof or to assign the Tenant’s interest under this Lease. Tenant shall supply Landlord with such information, financial statements, verifications and related materials as Landlord may reasonably request or desire to evaluate the written request to so sublet or assign; and in such event Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice and all of the aforesaid materials, to either (i) refuse to consent to the proposed subletting or assignment; or (ii) to terminate this Lease as to the portion of the Premises described in Tenant’s notice (unless the proposed subtenant or assignee is an Affiliate of the Tenant as defined below); and such notice from Landlord of Landlord’s intent to terminate this Lease shall, if given, terminate this Lease with respect to the portion of the Premises therein described as of the date stated in Tenant’s notice. Said notice by Tenant shall state the name and address of the proposed subtenant or assignee, and (if a proposed subtenant) Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. If said notice shall specify all of the Premises and Landlord shall give said termination notice with respect thereto, this Lease shall terminate on the date stated in Tenant’s notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all of the Premises, the Rent, as defined and reserved hereinabove and as adjusted pursuant to Paragraph 2 (e) and Paragraph 2 (f) shall be adjusted by Landlord and this Lease as so amended shall continue thereafter in full force and effect. Landlord, upon receiving said notice from Tenant with respect to the subletting or assignment of all or any portion of the Premises, shall not exercise its right to terminate, Tenant hereby agrees that Landlord shall be entitled to unconditionally withhold its consent to any such sublease or assignment (except for an Affiliate of the Tenant as defined below) if the proposed subtenant or assignee is a prospective tenant for other space within the Building, if the Building within which the Premises are located during the first thirty-six (36) months during the Lease Term is not ninety-five (95%) leased, or if the proposed subtenant or assignee is not of character, financial credibility and strength, or if such subtenant or assignee’s proposed usage of the Leased Premises is not acceptable to Landlord. in its reasonable discretion. Tenant hereby agrees that Landlord may condition its consent to any such sublease or assignment upon the following: (i) any such sublease or assignment must be on the same terms and conditions as are contained in this Lease; and (ii) if the sublease or assignment is at a rental rate greater than the rental rate required in this Lease and such sublease or assignment is approved by Landlord, Tenant agrees to pay to Landlord fifty (50) percent of the amount of rent required in the sublease or assignment in the excess of the rent required under this Lease (less any costs, expenses or commissions paid by Tenant to Landlord in connection with the sublease or assignment), when such excess rent is so paid by the subtenant or assignee,. Tenant shall pay Landlord for any reasonable cost Landlord determines shall be necessary for the review of Tenant’s sublease or assignment request. Tenant shall, at Tenant’s own cost and expense, discharge in full any commissions which may be due and owing as a result of any assignment or subletting to which Landlord consents,, whether or not the Lease is terminated pursuant thereto and rented by Landlord to the proposed subtenant or any other tenant, provided that Landlord will not exercise its right to terminate the Lease in the case of an Affiliate.

(b) Notwithstanding the foregoing, Tenant may sublet the Premises to a wholly-owned subsidiary, parent or affiliate in common control (“Affiliates”) under the same terms and conditions of this Lease with Landlord’s consent, which shall not be unreasonably withheld or delayed.

(c) Any subletting or assignment hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. As a condition to Landlord’s prior written consent as provided for in this paragraph, the assignee or subtenant shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of such sublease or assignment and an agreement of said compliances by each sublease or assignee.

(d) Landlord’s consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of Paragraph 9 shall be void.

10. INSURANCE AND INDEMNIFICATION.

(a) Except in connection with, or arising from the gross negligence or willful misconduct on the part of Landlord or its agents, servants, employees, or invitees, Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises or the Property by or from any cause whatsoever, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, or explosion of the Building or the complex of which it is a part or any part thereof.

(b) Except in connection with, or arising from the gross negligence or willful misconduct on the part of Landlord or its agents, servants, employees, or invitees, Tenant shall hold Landlord harmless from and defend the Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on or about the Premises or any part thereof, (ii) occurring in, on or about any facilities (including without limitation, elevators, stairways, passageways, sidewalks, parking lots or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees. Tenant further agrees to indemnify and save harmless the Landlord against and from any and all claims by or on behalf of any work or thing whatsoever done by the Tenant in or about or from transactions of the Tenant concerning the Premises, and will further indemnify and save the Landlord harmless against and from any and all claims arising from any breech or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of the Tenant, or any of its agents, contractors, servants, employees and licensees, and from and against all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability, Tenant agrees to defend such action or proceeding at Tenant’s sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims occurring prior to such expiration or termination shall survive any such expiration or termination.

(c) Tenant agrees to purchase at its own expense and to keep in force during the term of this Lease a policy or policies of worker’s compensation and comprehensive general liability insurance, including personal injury and property damage, in the amount of One Million Dollars ($1,000,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policies shall: (i) name Landlord and Landlord’s property manager as an additional insured and insure Landlord’s contingent liability under this Lease (except for the worker’s compensation policy, which shall instead include waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Florida, and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.

(d) At the Commencement Date and during the term of this Lease, Landlord shall keep in force a policy of policies of general liability insurance, including personal injury and property damage (or instead self insurance against such risk) for the Building (excluding the Premises and any personal property, fixtures, office equipment, furniture, artwork and other decoration not affixed to and a part of the Building and excluding any perils or events customary excluded from insurance coverage for similar buildings in the area or in Florida) in the amount and coverage, as Landlord deems commercially reasonable and necessary in its sole discretion.

11. WAIVER OF SUBROGATION. Each of the Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance for any loss or damage to property caused by fault or negligence covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for which such party may be responsible, including any other tenants or occupants of the remainder of the Building in which the Leased Premises are located; provided however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at the time and in any event only with respect to loss or damage occurring during such time as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to cover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra costs shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor’s insurance.

12. SERVICES AND UTILITIES.

(a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, the grounds and parking areas, the windows in the Building, the mechanical, plumbing and electrical systems and equipment serving the Building, the heating, ventilating, and air conditioning systems and equipment, and the exterior and structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant’s expense. In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air conditioning or other similar systems over and above that provided, the installation, care, expenses and maintenance of each such system shall be borne by and paid for by Tenant.

(b) Provided the Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises during Ordinary Business Hours (as defined hereunder) of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Sundays and legal holidays), heat and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises, janitorial and trash disposal services during the time and in the manner that such services are, in Landlord’s judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service.

Landlord shall be under no obligation to provide additional or after Ordinary Business Hours heating and air conditioning, except at the request of Tenant and subject to availability, Force Majure events or acts of God, and Tenant shall pay to Landlord a charge for such after hours HVAC usage of $20.00 per hour for the first two hours per business day (“Discount Hours”) and $40.00 per hour thereafter for any additional hours. In the event Tenant does not utilize its Discount Hours on any given day, such unused hours shall accrue to Tenant to offset total non-Discount Hours. Any accrual not used by Tenant in any calendar quarter shall be forfeited. Landlord shall install at Tenant’s sole expense a program control on the sixth floor for after hours operation and control of the HVAC. HVAC use and any new equipment needed for the cooling of both the server and engineering test rooms will be billed to Tenant separately. Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Whatever heat generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the reasonable cost thereof, including the cost of electricity and/or water therefore, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord agrees to furnish to the Leased Premises electricity for general office purposes and water for common men’s and women’s lavatories and drinking purposes, subject to the provisions of subparagraph 12 (c) below. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, but Landlord will exercise due diligence to furnish uninterrupted service.

(c) Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation, electronic data processing machines, and machines using excess lighting or current which will in any way increase the amount of electricity or water usually furnished or supplied for the use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant in Landlord’s judgment shall require water or electric current or any other resource in excess of that usually furnished or supplied for the use of the Premises as general office space (it being understood that such resource in excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resources consumed for any such other use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility, furnishing the same, plus any additional expenses incurred in keeping account of the water, electric current or other resource so consumed. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Building, (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

(d) Any sums payable under this Paragraph 12 shall be considered additional Rent and may be added to any installment of rent thereafter becoming due and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of Rent.

(e) Tenant shall not provide any janitorial services without Landlord’s written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be Tenant’s sole risk and responsibility.

(f) Ordinary Business Hours shall mean 7:00 a.m. to 6:00 p.m., Monday through Friday, 7:00 a.m. to 12:00 p.m., Saturday, fifty-two (52) weeks per year, except for legal holidays and any other holiday as may be reasonably determined and acknowledged by Landlord from time to time.

13. ESTOPPEL CERTIFICATE. Tenant agrees to furnish from time to time when requested by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Building or the improvements therein or the Premises or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such factual certifications and representations deemed appropriate by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Building or the improvements herein or the Premises or any interest of Landlord therein, and Tenant shall, within ten (10) days following receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord. In the event Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

14. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Leased Premises or any part thereof after such termination, then Landlord may at its option, serve written notice upon Tenant that such holding over constitutes any one of: (i) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental [or daily rental under (ii)] shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to 150% of the Rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the Rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from a retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Leased Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants or obligations herein on Tenant's part to be performed.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby made junior, inferior, subject and subordinate in all respects and at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (b) the lien or interest of any mortgage or deed to secure debt which may not exist or hereafter be executed in any amount for which said Building, land ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens or interest of mortgages or deed to secure debt to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deeds to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant agrees to execute such non-disturbance and attornment agreements as the holder of any mortgage or deed to secure debt on Building may reasonably require. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed to secure debt. Tenant hereby irrevocably appoints Landlord as attorney in fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant.

16. RE-ENTRY BY LANDLORD. Landlord reserves and shall at all times have the right to re-enter the Premises upon reasonable notice (in non-emergency situations) and subject to Tenant’s reasonable security measures :(i) to inspect the same, (ii) to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, (iii) to show said Premises to prospective purchasers, mortgagees or tenants, (iv) to post notices of non-responsibility and (v) to alter, improve, repair the Premises and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of Rent and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of work to be performed, provided that entrance to the Premises shall not be blocked thereby and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means or otherwise in an emergency, or upon reasonable notice during normal business hours and subject to Tenant’s reasonable security measures for each of the aforesaid purposes, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, to change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

17. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any section taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord’s option, constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under bankruptcy, insolvency or reorganization proceedings.

18. DEFAULT AND REMEDIES. The following events shall be deemed to be events of default by Tenant under this Lease:

(a) Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the Rent herein reserved, any other amount treated as additional Rent hereunder, or any other payment or reimbursement to Landlord required herein, including without limitation, any applicable sales, use, transaction or comparable taxes, whether or not treated as additional Rent hereunder, and such failure shall continue for a period of five (5) business days from the date of written notice thereof from Landlord; or

(b) Tenant shall fail to comply with any material term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after the date of written notice thereof from Landlord; or

(c) Tenant shall abandon any substantial portion of the Leased Premises; or

(d) Tenant shall fail to vacate the Leased Premises immediately upon termination of this Lease by lapse of time or otherwise, or upon termination of Tenant’s right to possession only; or

(e) If, in spite of the provisions hereof, the interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for twenty (20) days after written notice thereof to Tenant.

Upon the occurrence of any such events of default described in this paragraph or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, except as expressly required under applicable Florida law:.

(a) Landlord may, at its election, upon three (3) business days notice to Tenant, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

(b) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender and vacate the Leased Premises immediately, and deliver possession thereof to Landlord and Tenant hereby grants to Landlord full and free license to enter into and upon the Leased Premises in such event with or without process of law and to repossess Landlord of the Leased Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or within the Leased Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom. Tenant hereby waiving any right to claim damage for each re-entry and expulsion and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder by operation of law.

(c) Upon termination of this Lease by Landlord as a result Tenant’s default, Landlord shall be entitled to recover as damages: (i) all Rent, including any amount treated as additional Rent hereunder and other sums due and payable by Tenant on the date of termination, plus (ii) the sum of: (A) an amount equal to the value of Rent, including any amounts treated as additional Rent hereof and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, including expenses hereinafter described in subparagraph (d) relating to recovery of the Leased Premises, preparation for reletting and for reletting itself, and (B) the cost of performing any other covenants which would have otherwise been performed by Tenant.

(d) Upon any termination of Tenant’s right to possession only without termination of the Lease as a result of Tenant’s default, Landlord may at Landlord’s option, enter into the Leased Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (b) above, without such entry and possession terminating the Lease or releasing Tenant in whole or in part, from any obligation, including Tenant’s obligation to pay the Rent, including any amounts treated as additional Rent hereunder for the full term. In any such case, Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the Rent including any amounts treated as additional Rent hereunder, for the residue of the stated term hereof plus any other sums provided herein to be paid by Tenant for the remainder of the Lease term.

(ii) Landlord may, but need not, relet the Leased Premises or any part thereof for such Rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Leased Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Leased Premises as part of a larger area, and the right to change the character and the use made of the Leased Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In such case, Landlord may make repairs, alterations and additions in or to the Leased Premises and redecorate the same to the extent reasonable and Tenant shall, upon demand, pay the reasonable cost thereof, together with Landlord’s expenses for reletting including, without limitation, any broker’s commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all Rent, including any amounts treated as additional Rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs or repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorneys’ fees and broker’s commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time.

(e) Landlord may, at Landlord’s option, enter into and upon the Leased Premises with or without process of law, (upon reasonable notice and subject to Tenant’s reasonable security measures) if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional Rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease.

(f) Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Leased Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of a surrender of said Premises unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of Rental or other payments hereunder after the occurrence of any event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default.

If after notice from Landlord, on account of any breach or default by either party in such party’s obligations under the terms and conditions of this Lease, after notice from the non-breaching party, it shall become necessary or appropriate for the non-breaching party to employ or consult with an attorney concerning or to enforce or defend any of the non-breaching party’s rights or remedies hereunder, the breaching party agrees to pay reasonable attorneys’ fees so incurred.

Without limiting the foregoing, to the extent permitted by law, Tenant hereby appoints and designates the Leased Premises as a proper place for service of process upon Tenant, and agrees that service of process upon the Chief Executive Officer, President, Chief Financial Officer, General Counsel or any Vice President upon the Leased Premises shall constitute personal service of such process upon Tenant (provided, however, Landlord does not hereby waive the right to serve Tenant with process by any other lawful means).

19. DAMAGE BY FIRE, ETC.

(a) If the Building, improvements or Leased Premises are rendered partially or wholly untenantable by fire or other casualty and if such damage cannot, in Landlord’s reasonable estimation, be materially restored within two hundred (200) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days of such fire or other casualty. For purposes hereof, the Building, improvements or Leased Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Leased Premises for the purpose for which it was then being used.

(b) If this Lease is not terminated pursuant to this Paragraph 19, then Landlord shall proceed with all due diligence to repair and restore the Building, improvements or Leased Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of this Lease exclusive of any option which is unexercised at the date of such damage). Landlord’s obligation to repair and restore the Building, improvements or Leased Premises is conditioned on the proceeds of insurance actually paid to Landlord being sufficient to pay the cost of such restoration and repair. If at any time thereafter, Landlord elects not to rebuild, repair or restore the Building, improvement or Leased Premises, Landlord shall notify Tenant, and Tenant shall have the option to terminate this Lease, which option may be exercised by delivering written notice to Landlord whereupon the Lease shall end as of the date end on the date of the damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the term hereof.

(c) If this Lease shall be terminated pursuant to this Paragraph 19, the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof. If this Lease shall not be terminated by Landlord pursuant to this Paragraph 19, the Rent payable during the period in which the Leased Premises is untenantable or unfit for normal use shall be reduced in proportion to the insurance recoveries applicable to Tenant’s prorata share of loss of rent proceeds.

Furthermore, in the event that Landlord shall fail to complete the repairs and material restoration within two hundred sixty (260) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notices as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation, repair or rebuilding shall be extended for the amount of time the Landlord is so delayed.

If Landlord advises that it will be unable to complete the restoration within two hundred sixty (260) days, then in that event the Lease will terminate.

In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Leased Premises by Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Leased Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord’s insurance may be subject to control by the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Leased Premises, the Building or the Property.

(e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Leased Premises, Building or Property or the ground lessor of the Property requires that any insurance proceeds to be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Lease Term.

(f) In the event of any damage or destruction to the Building or the Leased Premises by any peril covered by the provisions of this Paragraph 19, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or his licensees from such portion or all of the Building or the Leased Premises as Landlord shall request and Tenant hereby indemnifies and holds Landlord harmless from any loss, liability, costs and expenses, including reasonable attorneys’ fees, arising out of any claim of damage or injury as a result of any alleged failure to properly secure the Leased Premises prior to such removal and/or such removal.

20. CONDEMNATION.

(a) If any substantial part of the Building, improvements or Leased Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Building or Leased Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Lease Term hereof.

(b) If part of the Building, improvements or Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof and if this Lease is not terminated as provided in subparagraphs (a) above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, in proportion to the degree to which Tenant’s use of the Leased Premises is untenantable by such taking and Landlord shall undertake to restore the Building, improvements and Leased Premises to a condition suitable for Tenant’s use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances. Landlord’s obligation to restore the Building, improvements and Leased Premises is subject to the condemnation proceeds actually paid to Landlord being sufficient to pay the cost of such restoration and repair.

(c) Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant, provided, however, that Tenant may separately claim and receive from the condemning authority, if legally payable, compensation for: Tenant’s removal and relocation costs and for Tenant’s loss of business and/or business interruption.

(d) Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the term of this Lease, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use of or occupancy of the Premises after the end of the term of this Lease.

21. SALE BY LANDLORD. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Tenant agrees to attorn to the purchaser, assignee in or successor to Landlord.

22. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by the Tenant under any of terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent except as expressly set forth in this Agreement. If the Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or otherwise fail to perform any of its obligations hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, the Landlord may, but shall not be obligated so to do, and without waiving or releasing the Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant’s part to be made or performed as in this Lease provided. All sums so paid by the Landlord and all necessary incidental costs together with interest thereon at the Agreed Interest Rate as defined in Paragraph 9 hereof, from the date of such payment by the Landlord shall be payable as additional rent to the Landlord on demand, and the Tenant covenants to pay any such sums and the Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of the Rent.

23. SURRENDER OF PREMISES.

(a) At the end of the term or any renewal thereof or other sooner termination of this Lease, the Tenant will peaceably deliver up to the Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements alone excepted. Tenant may, upon the termination of this Lease, remove all moveable personal property, including but not limited to trade fixtures, furniture and equipment, belonging to Tenant, at Tenant’s sole cost, title to which shall be in the name of Tenant upon such termination, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant’s sole cost, any or all permanent improvements or additions to the Premises installed by or at the expense of Tenant, excluding the original Leasehold Improvements at the Commencement Date of the Lease, and all moveable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal.

(b) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord or Tenant to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord or Tenant to insist thereafter upon strict performance by Tenant or Landlord. Waiver by Landlord or Tenant of any term, covenant or condition contained in this Lease may only be made by a written document signed by such party.

25. NOTICES. Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand delivered in person or sent by United States mail, registered, prepaid, certified return receipt or by next day commercial courier service to the addresses set forth below:

TENANT:	LANDLORD:
Intellon Corporation	CITADEL II LIMITED PARTNERSHIP
5100 West Silver Springs Blvd	c/o Penn Florida Company
Ocala, Florida 34482	5850 T.G. Lee Boulevard, Suite 290
Orlando, Florida 32822

With a copy to:	With a copy to:
Intellon Corporation	Citadel II Limited Partnership
Attention: General Counsel	Attention: Mr. Mark Gensheimer
5100 West Silver Springs Blvd	1515 N. Federal Highway, Suite 306
Ocala, Florida 34482	Boca Raton, Florida 33432

Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand-delivered in person, or (ii) on the third (3rd) day after the mail of such notices, demands or requests in accordance with the preceding portion of this paragraph.

26. CERTAIN RIGHTS RESERVED TO THE LANDLORD. The Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

(a) To change the name of the Building;

(b) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Leased Premises;

(c) To retain at all times pass keys to the Leased Premises;

(d) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

(e) To close the Building after regular work hours and on legal holidays subject, however, to Tenant’s right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and

(f) To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements of the Building or, with the prior written consent of Tenant, of the Leased Premises, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Leased Premises or the Building, or the Landlord’s interest, or as may be necessary or desirable in the operation of the Building.

The Landlord may enter upon the Leased Premises upon reasonable notice (in non-emergency situations) and subject to Tenant’s reasonable security measures and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant’s obligations hereunder.

27. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the term and if Tenant shall abandon, vacate or surrender said Premises or be dispossessed by process or law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord.

28. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraph 9 hereof, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

29. ATTORNEY’S FEES. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the party ultimately prevailing in such litigation shall be entitled to reasonable attorneys’ fees and costs to be fixed by the court in such action or proceeding, or in any bankruptcy or other insolvency action including any appeal or appeals therefrom.

30. CORPORATE AUTHORITY. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Florida, that the corporation has full right and authority to enter into this Lease and that each and both of the persons signing on behalf of the corporation were authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

31. MORTGAGE APPROVALS. Any provisions of this Lease requiring the approval or consent of Landlord shall not be deemed to have been unreasonably withheld if any mortgages (which shall include the holder of any deed to secure debt) of the Premises, Building or Property or any portion thereof shall refuse or withhold its approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith.

32. MISCELLANEOUS.

(a) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The term “Landlord” in these presents shall include the Landlord, its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

(b) Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of Florida. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or Tenant or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

(c) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

(d) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof.

(e) If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease contract a clause, phrase, provision or portion as may be possible and be valid and enforceable.

(f) Except as otherwise noted in the Lease, whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of such party.

(g) Notwithstanding any other provisions of this Lease to the contrary, if the Commencement Date hereof shall not have occurred before the twentieth (20th) anniversary of the date hereof this Lease shall be null and void and neither party shall have any liability or obligation to the other hereunder. The purpose and intent of this provision is to avoid the application of the rule against perpetuities to this Lease.

33. LANDLORD’S LIEN. In addition to any statutory lien for Rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all unpaid Rent and other sums of money becoming due hereunder from Tenant, upon all equipment, fixtures and furniture of Tenant situated on the Leased Premises. In the event of a default under Section 18(a) of this Lease, such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under Section 18(a) of this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 33 at public sale upon providing the notice called for by the Uniform Commercial Code or if none is so supplied five (5) day’s notice to Tenant. Tenant hereby agrees that this Lease shall constitute a security agreement and further agrees to execute such financing statements and other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Notwithstanding the foregoing, in the event of a Tenant financing in the normal course of business the Landlord’s lien right shall be subordinate to such financing, and Landlord hereby agrees to execute a subordination agreement in a form reasonably acceptable to Landlord within five (5) business days after Tenant’s written request.

34. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. In the event this Lease is a sublease, then Tenant agrees to take the Leased Premises subject to the provisions of the prior leases. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

35. LANDLORD’S LIABILITY. In no event shall Landlord’s liability for any breach of this Lease exceed the total amount of Rent payable to Landlord by Tenant under this Lease less the value of Landlord’s Contribution to Leasehold Improvements and leasing and brokerage commissions. This provision is not intended to be a measure or agreed amount of Landlord’s liability with respect to any particular breach and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder except only as a maximum amount not to be exceeded in any event. Furthermore, any liability of Landlord hereunder shall be enforceable only out of the assets of Landlord and in no event out of the separate assets of any partner of Landlord.

36. RIGHT TO RELOCATE. Landlord reserves the right to relocate Tenant to office space of similar size, layout and quality construction standards of Tenant’s then current Premises within the Building or within the Citadel portfolio in Lee Vista Center at no increase in rent per square foot and on the same terms and conditions as the Lease for the then current Premises (“Relocation Premises”).

If Landlord exercises this right to relocate Tenant, then:

(i) Landlord shall provide Tenant not less than four (4) months written notice stating the effective date of the relocation and describing the Relocation Premises;

(ii) The relocation date shall be subject to Tenant’s reasonable approval unless the relocation date falls on any day which is both: (a) a weekend and (b) during a period beginning forty-five (45) days after Tenant’s fiscal quarter end and ending fourteen (14) days prior to the start of Tenant’s subsequent fiscal quarter;

(iii) The Relocation Premises are of substantially similar size and number of offices, open areas and the building has substantially similar amenities, common areas, tenant mix, usable parking, means of ingress/egress, and quality construction standards when compared to the current Premises;

(iv) The Relocation Premises and improvements will be designed to insure that the interior finishes of the Relocation Premises is substantially equivalent to the initial Premises.

(v) Tenant shall not be required to restore the initial Premises upon relocation or the initial improvements to the Relocation Premises upon termination or expiration of the Lease Term, except for any damage caused by Tenant other than normal wear and tear;

(vi) Landlord shall relocate the existing workstations to the Relocation Premises at Landlord’s expense;

(vii) Tenant shall be relocated directly from the current Premises to the Relocation Premises and not to any temporary, interim premises; and

(viii) Landlord shall reimburse Tenant for any Commercially Reasonable Relocation Cost(s) (as defined below), following Tenant’s submission to Landlord of paid invoices of such Commercially Reasonable Relocation Cost(s).

“Commercially Reasonable Relocation Cost(s)” shall mean any and all reasonable costs incurred by Tenant at competitive market rates in connection with the Relocation, including direct costs and incidental costs including but not limited to:

(a) moving and related expenses, including costs of packing, storing, disconnecting, insuring, transporting, unpacking, assembling, installing and connecting any tangible property, including equipment installation and utility hook-ups;

(b) planning, design, construction or other expenses in connection with the build-out of the Relocation Premises comparable to the current Premises, including any code upgrades to the Relocation Premises, permits or other governmental authorizations, construction management fees, contractor fees, impact fees, architectural and engineering drawings, and installation and/or improvement of the electrical, telephone, video conferencing, Internet network and HVAC systems and/or wiring comparable to the current Premises; and

(c) Reasonable expenses to replace stationary, business cards and marketing materials that have an address or suite number change and that must be scrapped as a result of the relocation.

37. NO ESTATE. This contract shall create the relationship of Landlord and Tenant and no estate shall pass out of Landlord. Tenant has only a usufruct not subject to levy and sale and not assignable by Tenant, except as provided for herein and in compliance herewith.

38. LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

39. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease and all reasonable modifications thereof and additions hereto from time to time put into effect by Landlord; provided that Tenant is notified of such modifications and such modifications do not interfere with Tenant’s use of the Building or the Leased Premises for the purpose for which it is being used by Tenant. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations.

40. PREVAILING PARTY. If either party hereto is successful in enforcing against the other any legal or equitable remedy for a breach of any of the provisions of this Lease, the successful party shall be entitled to recover its reasonable expenses and attorney’s fees as a part of the judgment or decree.

41. HAZARDOUS MATERIALS. Except as set forth in Exhibit “D” attached hereto, Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Building or the Property by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Building or the Property caused or permitted by Tenant directly or indirectly results in contamination of the Building or the Property, or if contamination of the Building or the Property by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Building or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building or the Property, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, and reasonable attorneys’, consultant and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, cost incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building or the Property due to the actions of Tenant, its agents, employees, contractors or invitees. Without limiting the foregoing, if the presence of any Hazardous Material on the Building or the Property caused or permitted by Tenant results in any contamination of the Building or the Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building or the Property to the condition existing prior to the introduction of any such Hazardous Material to the Building or the Property; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Building or the Property. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste listed as such by the Environmental Protection Agency rules or by any other governmental entity or under any applicable local, state or federal law, rule, regulation or order.

42. PARKING. During the Lease Term, Tenant shall have the right to use, on a nonexclusive basis in conjunction with the other tenant’s in the building, its proportionate share of the available parking in the surface parking lot located on the Property (the “Parking Lot”) for parking by Tenant’s employees, agents, customers, invitees and guests. Such parking shall be free of charge. The parking ratio for the Building is currently 4.19/1,000 usable square feet of space leased. Tenant shall provide Landlord with a list of employees on a regular basis through out the Lease Term. If Tenant’s number of employees exceeds this ratio for the Building at any time during the initial Lease Term on the Premises, then Landlord shall have the right to require Tenant to park the additional cars at a remote parking lot within the building owner’s portfolio of properties. In no event shall Tenant’s parking requirement on-site and in a remote lot exceed a total of 5.5 spaces/1,000 usable square feet on the Premises and not exceed 4.19/1,000 usable square feet on any expansion space.

Landlord may designate the area within which cars may be parked, and Landlord may change such designations from time to time. Landlord may make, modify and enforce rules and regulations relating to the parking of vehicles in the Parking Lot, and Tenant shall abide by such rules and regulations. Tenant recognizes that vandalism, theft and other crimes commonly occur in parking lots and that the costs required to prevent all such occurrences would be prohibitive. Accordingly, Tenant acknowledges and agrees that all persons using the parking facilities do so at their own risk and that neither Landlord nor any firm that may operate or provide security services to the Property nor any of their respective officers, employees or agents shall have any liability whatsoever for any damages, losses, or injuries to person or property of any kind sustained as a result of any occurrences on the Property, excepting those caused by acts of gross negligence or willful misconduct on the part of the respective party.

43. BROKERAGE. Tenant acknowledges that it has not dealt, consulted or negotiated with any real estate broker, sales person or agent other than the Tenant’s agent, and Penn Florida Realty Corporation (PFRC), the Landlord’s agent, Southern Realty Group (together “Brokers”) and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all loss, cost, claim and liability, including, without limitation, reasonable attorneys’ fees and costs resulting from or arising out of any claim that Tenant has dealt or negotiated with any real estate broker, salesperson or agent other than said Brokers in connection with the transaction which is the subject of this Lease, it being understood that Landlord shall compensate the Brokers pursuant to the terms of a separate agreement.

44. RADON GAS: Tenant understands and acknowledges that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

45. RENEWAL OPTION: Provided Tenant is not in default hereunder at the time of the giving of the Option Notice as hereinafter defined, and does not default between the time of giving of the Option Notice and the expiration of the Lease Term, and further provided Tenant has not assigned or sublet the Premises in whole or in part except in connection with a merger or sale of all or substantially all of Tenant’s assets which in that event this Renewal Option will be subject to Landlord’s approval, the Tenant shall have the right (the “Renewal Option”) to lease the Premises for one (1) additional five (5) year period commencing at the expiration of the Lease Term (which option period is hereinafter called (“Extended Term”). The terms of this Lease during each Extended Term shall be those which are in effect on the last day of the last Lease Year of the then current Lease Term except that the Base Rent during the Extended Term shall be equal to the greater of:

(i) the Base Rent in effect on the last day of the most previous Lease Term or Extended Term, as the case may be, increased by five percent (5%), plus any applicable annual increases which may occur pursuant to Paragraph 2 of the

Lease or (ii) the then current rental rates and annual increases then being quoted by Landlord for space in the Building or as quoted by landlords in comparable buildings in the immediate market area of Orlando, Florida (in such case failure of Landlord and Tenant to agree on such rental value shall render this Renewal Option null and void). Tenant shall accept the Premises in “As-Is” condition for the purposes of this Renewal Option. To exercise the Renewal Option, Tenant must serve written notice (“Option Notice”) to Landlord at lease twelve (12) months prior to the expiration of the Lease Term (“Notice Date”). Failure to give such notice within said time frame shall render this Renewal Option null and void. Promptly after exercise of the Renewal Option, Landlord and Tenant shall execute an amendment to this Lease confirming the commencement and termination dates of the Extended Term.

46. SIGNAGE: Tenant will be provided with building standard suite entry signage and a listing on the Building directory located in the first floor lobby at Tenant’s sole cost and expense.

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

This 7th day of March, 2008

WITNESSES:	LANDLORD:

CITADEL II LIMITED PARTNERSHIP

	By:	Citadel II Incorporated, General Partner

/s/ [Illegible]	By:	/s/ Mark A. Gensheimer
Mark A. Gensheimer

	As:	President

WITNESSES:	TENANT:

INTELLON CORPORATION

/s/ Rick E. Furtney	By:	/s/ Charles E. Harris

	As:	Chairman and CEO

EXHIBIT “A”

LEASED PREMISES

12,570 RENTABLE SQUARE FEET

ON THE SIXTH FLOOR AT CITADEL II

SUITE 600

EXHIBIT “B”

LEGAL DESCRIPTION

Lots 2 and 3, LEEVISTA CENTER, 436 EAST PHASE 1 PLAT 1, according to the Plat thereof as recorded in Plat Book 11, Pages 68 and 69, of the Public Records of Orange County, Florida.

EXHIBIT “C”

WORK LETTER AGREEMENT

THIS AGREEMENT (this “Work Letter”) is attached to and made a part of that certain Office Lease Agreement (the “Lease”) dated the 7th day of March, 2008, by and between Citadel II Limited Partnership (“Landlord”), and Intellon Corporation (“Tenant”). The terms, definitions and other provisions of the Lease are hereby incorporated in this Work Letter by reference. As an inducement to Tenant to enter into the Lease, and in consideration of the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1. LEASEHOLD IMPROVEMENTS. The Leasehold Improvements shall be completed by Landlord in accordance with the terms of this Work Letter. The full scope of work anticipated hereunder shall be set forth on Exhibit “C-1” to the Lease, and if deemed necessary by Landlord such improvements shall be further specified in greater detail in the Plans and Specifications as defined hereinafter. The Leasehold Improvements shall consist of the Existing Improvements, Landlord’s Work and Tenant’s Additional Work. “Existing Improvements” shall mean all improvements which exist in the Premises prior to any modifications required pursuant to this Work Letter.

2. PLANS AND SPECIFICATIONS.

a) Landlord may, in Landlord’s sole discretion, demand that all Leasehold Improvements, including modifications to the Existing Improvements (if any) required pursuant to the Lease, as set forth on Exhibit “C-1” to the Lease, be specified in a set of plans and specifications (“Plans and Specifications”) in detail sufficient to comprehensively define the construction work to be performed hereunder and to satisfy applicable permitting regulations which may be imposed by any governmental authority or required pursuant to applicable building codes. The Plans and Specifications shall be prepared by an architect designated by Landlord (“Landlord’s Architect”), and Tenant shall be available to meet with Landlord’s Architect so as to assure that the Plans and Specifications can be submitted to Landlord following approval by Tenant within ten (10) days following submission of the Plans and Specifications to Tenant by Landlord’s Architect (or in the case of a modification to the original Plans and Specifications, within ten (10) days following the date upon which the need or request for such modification is initiated) for Landlord’s final review and approval, which approval may be granted, withheld, or given conditionally subject to modification as determined by Landlord in Landlord’s reasonable discretion within ten (10) days thereafter. If the Plans and Specifications are not approved by Landlord, Tenant shall have a period of ten (10) days in which to work with Landlord’s Architect to make any modifications to the Plans and Specifications as required by Landlord and then resubmit same to Landlord in final form. If Tenant fails to resubmit the Plans and Specifications in such form as Landlord shall require within such ten (10) day period, Landlord may terminate the Lease and retain all deposits and other amounts paid by Tenant or, at Tenant’s sole expense, Landlord may prepare Plans and Specifications in accordance with Landlord’s requirements, and the construction of the Leasehold Improvements shall proceed as if the final Plans and Specifications had been resubmitted by Tenant and approved by Landlord.

b) Once accepted by Landlord in final form, the Plans and Specifications may be changed only with Landlord’s approval, and Tenant shall be liable for any additional costs incurred by Landlord as a result of any such change. An original set of the Plans and Specifications and any modifications thereto, when accepted by Landlord, shall be initialed on each page by Landlord and Tenant and retained in Landlord’s file as the conclusive evidence of the final form of the Plans and Specifications.

c) Notwithstanding anything to the contrary contained herein, Landlord shall have the sole right to determine architectural design and the structural, mechanical and other standard details and specifications of the work to be performed pursuant to this Work Letter, including, without limitation, the type of materials and the manufacturer and supplier thereof.

3. LANDLORD’S WORK.

a) Landlord shall complete, at its sole expense, the items set forth on Exhibit “C-1” (and further specified in the Plans and Specifications, if applicable) identified as “Landlord’s Work”. Subject to the limitations set forth below, all costs incurred by Landlord associated with the completion of Landlord’s Work shall be considered “Landlord’s Contribution” under the Lease, including but not limited to actual construction costs, the cost of preparation of Plans and Specifications for Landlord’s Work, and a construction management fee in the amount of five percent (5%) of the total construction cost of Landlord’s Work provided, however, the cost of any non-standard building materials or modifications to Landlord’s Work shall be considered a part of Tenant’s Costs hereunder. Notwithstanding the foregoing or anything in the Lease to the contrary, in no event shall Landlord’s Contribution exceed One-Hundred Twenty-Five Thousand, Seven Hundred and No/100 Dollars ($125,700.00).

b) Notwithstanding the foregoing, in the event that a required code upgrade outside of the Premises is required in order to complete the improvements to the Premises and such upgrade is considered necessary for the benefit of the building and not specific to the Tenant’s Premises then Tenant shall pay its prorata share of the associated cost for the code upgrade based on Tenant’s percentage leased to the amount of square footage leased in the Building.

c) The Landlord acknowledges and accepts that the Tenant shall not be required to restore the Premises upon termination or expiration of the Lease Term for the Original Commencement Date Leasehold Improvements that have been approved by Landlord.

d) Landlord shall allow Tenant use of the existing workstations outlined in Exhibit “E” provided that Tenant pays for all costs to maintain such workstations in good condition (subject to normal wear and tear). At Landlord’s sole discretion, title to such workstations shall pass to the Tenant at the end of the Lease Term and Tenant, at Landlord’s option, shall be required to move such workstations upon termination or expiration of the Lease Term. A list of the existing workstations is included as Exhibit “E” herein.

4. TENANT’S ADDITIONAL WORK.

a) Any modifications to the Existing Improvements and any additional improvements specified in Exhibit “C-1” as “Tenant’s Additional Work”, and costs associated with any modifications or changes required to the scope of work set forth in Exhibit “C-1” or the Plans and Specifications following initial approval by Landlord and Tenant shall be collectively and separately considered Tenant’s Additional Work, and shall be completed by Landlord at Tenant’s sole cost and expense. All costs associated with the completion of Tenant’s Additional Work shall be considered “Tenant’s Costs” under the Lease, including but not limited to actual construction costs of Tenant’s Additional Work, the cost of preparation of Plans and Specifications for Tenant’s Additional Work, and a construction management fee in the amount of five percent (5%) of the total construction cost of Tenant’s Additional Work. Tenant’s Costs shall also include any expenses incurred by Landlord in the completion of Landlord’s Work which exceed Landlord’s Contribution as defined in Paragraph 3 of this Work Letter.

b) In the event Tenant’s Additional Work is set forth in Exhibit “C-1” Tenant shall pay, as an item of Tenant’s Cost, the cost of the preparation or modification, as the case may be of the Plans and Specifications by Landlord’s Architect relative to Tenant’s Additional Work, and Tenant shall cooperate with Landlord’s Architect in accordance with the time frames established in Paragraph 2 of this Work Letter.

5. PAYMENT OF TENANT’S COSTS. Tenant’s Costs shall be considered additional rent due and payable under the Lease and shall be due as provided herein. Tenant’s Costs shall be payable as follows:

a) Tenant shall pay to Landlord prior to commencement of initial construction of the Leasehold Improvements, or in the case of a modification to the scope of work set forth in the initial Plans and Specifications prior to the commencement of the construction of Tenant’s Additional Work, an amount equal to 50% of Tenant’s Costs, as estimated by Landlord at such time.

b) Prior to occupancy of the Premises, Tenant shall pay to Landlord the unpaid balance of Tenant’s Costs, as estimated by Landlord at such time.

c) As soon as the final accounting can be prepared and submitted to Tenant, Tenant shall pay to Landlord the entire unpaid balance of Tenant’s Costs, or Landlord shall reimburse Tenant with any excess amounts paid, as the case may be.

Tenant’s Costs shall constitute additional rent due under the Lease and shall be due at the time hereinabove specified. Tenant’s failure to make such payments when due shall constitute a default under the Lease, entitling Landlord to all of its remedies thereunder, at law and in equity.

6. DELAY IN COMPLETION. Landlord shall cause the Leasehold Improvements to be substantially completed prior to the Commencement Date set forth in Paragraph 1 of the Lease. If by such Commencement Date the Leasehold Improvements are not substantially completed for any of the reasons set forth in Paragraph 1(b) of the Lease or as a result of:

a) Tenant’s failure to submit the Plans and Specifications (or any necessary modifications or additions thereto) within the time periods specified in this Work Letter; or

b) Tenant’s specifications of special materials or finishes or specific vendors, or special installations other than those provided as Building Standard which cannot be delivered or completed within Landlord’s construction schedule; or

c) Any change in the Plans and Specifications by Tenant once approved and accepted by Landlord; or

d) The performance of or the failure to perform any work or installation by any person or firm employed by Tenant to do any work on the Premises; or

e) Any other delay which is attributable to Tenant’s act or omission;

then, Landlord shall have no liability for such failure to complete, the Commencement Date shall not be postponed as a result thereof, and Tenant’s obligations under this Lease (including, without limitation, the obligation to pay rent) shall nonetheless commence as of the Commencement Date. Any material or item to be supplied by Tenant shall be provided on site in order not to delay Landlord’s construction.

7. CONTRACTOR(S) AND PERMITS. Landlord shall use its own contractor(s) and shall obtain all governmental permits which are necessary to complete the Leasehold Improvements, with the exception of any improvements (whether or not shown in the Plans and Specifications) which Landlord and Tenant agree in writing shall be constructed or installed by Tenant. If the parties hereto agree that Tenant shall undertake to construct or install some portion of the improvements, then Tenant shall use contractors which have been approved by Landlord, Tenant shall be responsible for obtaining all necessary permits and approvals for such work, and Tenant shall comply with such other requirements as may be imposed by Landlord. In such event, Landlord shall permit Tenant and Tenant’s contractors to enter the Premises prior to the Commencement Date to perform such construction or installation. Except in connection with, or arising from, gross negligence or willful misconduct on the part of Landlord or its agents, servants, employees, or invitees, Landlord shall not be liable in any way for any injury, loss, damage or delay which may be caused by or arise from such entry by Tenant, its employees or contractors, and Tenant shall indemnify, defend and hold Landlord harmless from any loss, damage or expense which may be incurred in connection with such entry.

8. BUILDING STANDARD IMPROVEMENTS. For the purposes of establishing a standard quality and quantity for materials and finishes comprising the Leasehold Improvements, Landlord, in Landlord’s sole discretion, has established the following “Building Standard” items (also referred to as “Building Standards”):

a)	Building Standard Shell Improvements:

(i)	Heating, Ventilation and Air Conditioning: Installed as per Landlord’s engineering design of the Building.

(ii)	Electrical: Main power and lighting distribution system per applicable building code.

(iii)	Fire Protection System: Automatic sprinkler system, to the extent required per applicable building code.

b)	Building Standard Allowance Items (to be provided using Building Standard materials):

(i)

Interior Partitions: One layer of  1/2” drywall mounted on each side of 3- 5/8” metal studs extending 2” above the finished ceiling height. Taped, finished and painted (two coats) partitioning to be provided with 4” high vinyl baseboard, 1 lineal foot per 12 square feet.

(ii)

Demising Partitions: Constructed as needed from floor to floor, taped, finished and painted (two (2) coats) consisting of one layer of  5/8” fire-rated drywall mounted on each side of 3 - 5/8” metal studs, with 3- 1/2” layer of insulation.

(iii)	Entry Doors; Self-closing 3’0” x 9’0” solid core wood doors with lock set. One door per 2,500 square feet, with a maximum of two doors per suite.

(iv)	Interior Doors: Solid core wood doors, 3’0” x 7’0”. One (1) per 250 square feet.

(v)	Flooring: Building Standard 30 ounce cutpile carpet through Premises.

(vi)	Heating, ventilation and air conditioning: Flex duct air distribution system with one diffuser per 150 square feet and one thermostat per every 2,500 usable square feet in the Premises or fraction thereof.

(vii)	Electrical Outlets: Per Code.

(viii)	Light Switches: Single pole, as required.

(ix)	Lighting: Fluorescent 2’ x 4’ lay-in fixture with two tubes and parabolic light fixture, one (1) per 85 square feet.

(x)	Telephone Outlets: Wall-mounted outlet stubbed up to above suspended ceiling height, one (1) per 150 square feet.

(xi)	Ceiling: Suspended, acoustical tile, reveal edge, textured surface lay in ceiling with 24” x 24” tiles, exposed metal grid system throughout.

The quantity of materials included within the Allowance Items shall, when expressed above as a quantity per square foot, be calculated on the basis of the net usable area within the demising walls of the Premises as determined by Landlord. Landlord may change the Building Standards at any time without notice. All Leasehold Improvements in the Premises shall conform to Landlord’s Building Standards then in effect unless otherwise mutually agreed to in Exhibit “C-1” or the Plans and Specifications. In the event improvements are required pursuant to Exhibit “C-1” or the Plans and Specifications, and the type and quality of such items are not specified therein, such improvements shall be completed in accordance with the Building Standards.

9. SUBSTITUTIONS AND CREDITS. With Landlord’s prior written consent, Tenant may substitute items or materials for Building Standard items or materials; however, no credit shall be due Tenant for any cost savings resulting from such substitution.

10. WINDOW COVERINGS. Window coverings shall not be required by Landlord. If Tenant desires window coverings, Tenant shall request Landlord to provide, at Tenant’s sole expense, blinds specified by Landlord as the standard window treatment for the Building (“Standard Blinds”). No window treatment other than the Standard Blinds shall be permitted without the prior written consent of Landlord.

11. SUBSTANTIAL COMPLETION. The Leasehold Improvements shall be substantially completed at such time as such improvements are sufficiently complete so as to allow Tenant to occupy the Premises for the use and purpose for which the Premises are intended, as evidenced by the issuance of a certificate of occupancy or its equivalent by the City of Orlando, Florida. Upon reasonable notice and subject to Tenant’s reasonable security measures, Landlord, its employees, agents and contractors shall be allowed to enter upon the Premises at any and all reasonable time following the Commencement Date as is necessary to complete any unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter.

WITNESSES:	TENANT:

INTELLON CORPORATION

/s/ Rick E. Furtney	By:	/s/ Charles E. Harris

	As:	Chairman and CEO

WITNESSES:	LANDLORD:

CITADEL II LIMITED PARTNERSHIP

	By:	Citadel II Incorporated, General Partner

/s/ [Illegible]	By:	/s/ Mark A. Gensheimer
Mark A. Gensheimer, President

EXHIBIT “C-1”

SCOPE OF WORK

Landlord agrees to provide the following Scope of Work for the Tenant’s interior improvements. However, the cost of Landlord’s Work shall be limited to the Landlord’s Contribution set forth in Paragraph 3 of Exhibit “C” in the Lease.

SCOPE OF WORK

Permit allowance.

Build new offices and demising wall per code (use building standard finishes and match existing conditions for new offices).

Build approx. 87 ft. of 1 hour rated demising wall.

Build approx. 477 ft. of regular wall  1/ 2 in., no insulation 9 ft. high. Get materials upstairs.

Install 18-3 ft x 7 ft doors, plastic laminate on both sides. Use H/M knockdown frames and sergeants polished chrome keyed lever locksets.

Install 11 new side lights on the office doors, no side lights on storage, hallway door, 015, 016, C2 offices.

HVAC, electrical, fire and life safety systems to meet current code requirements.

At the front of conference room C1, install 32 ft. of 18” high glass at the ceiling with drywall below.

Paint 2 coats of latex paint tinted to match existing as closed as possible on the new walls only. The existing walls stay as is. Paint 2 coats semi-gloss on the door frames, (paint existing interior walls of existing 7 offices).

No new carpet, vinyl base or VCT in budget.

Insulate the walls and ceiling with sound installation at C-1, C-2, C-3, O-5, thru O-7. The ceiling insulation will have to be encapsulated and the wall insulation will be R-13 wall insulation.

Electrical/Data requirements. See space plan

General conditions, supervision and final cleaning.

OPTIONS (NOT included):

New Carpet and VCT not included.

Original Budget did not include the automatic lighting shut-off and additional electrical/data requirements.

EXHIBIT “C-2”

Approved Space Plan

EXHIBIT “D”

RULES AND REGULATIONS

Except as otherwise set forth to the contrary in the Lease, Tenant shall comply with the following Rules and Regulations:

1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant’s business unless such persons are engaged in illegal activities. No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the building, except as authorized by Landlord.

2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of Leased Premises shall be inscribed, painted, affixed, installed or otherwise displayed by any Tenant either on its Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of Tenant.

If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names there from.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window or door on any Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept in the windowsills so as to be visible from the exterior of the Building. No articles shall be placed against partitions or doors, which might appear unsightly from outside Tenant’s Premises.

5. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m., weekdays, and all hours on Saturdays, Sundays, and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

6. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the building for the purpose of cleaning same. No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness of the Premises. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person except in connection with, or arising from, gross negligence or willful misconduct on the part of Landlord or its agents, servants, employees, or invitees.

7. No Tenant shall obtain or maintain for use upon its Premises coin operated vending machines or accept barbering or boot blacking services in its Premises except from persons authorized by Landlord.

8. Each Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building of Landlord. On multiple tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9. As more specifically provided in the Tenant’s Lease of the Premises, Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls.

10. No Tenant shall alter any lock or access device or any bolt on any door of its Premises without the prior written consent of Landlord; provided that Landlord acknowledges that Tenant will install, at Tenant’s cost, security doors with magnetic locks and an alarm system. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

11. No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished to the Tenant or which the Tenant shall have had made in the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefore.

12. The toilet rooms, toilets, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant, who, or whose employees or invitees shall have caused it.

13. No Tenant shall use or keep in its Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than (i) limited quantities necessary for the operation or maintenance of office equipment or (ii) as otherwise found in similar premises used for general office purposes. In addition, Landlord understands and agrees that Tenant may use certain non-hazardous chemicals used in its engineering activities, including flux cleaner, isopropyl alcohol and solder for circuit board repair. Tenant shall not be permitted to use any devise with an open flame. No Tenant shall use any method of heating or air conditioning other than that supplied by Landlord.

14. No Tenant shall use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business thereto, nor shall any animals (except those assisting disabled persons) or birds be brought or kept in or about any Premises of the Building.

15. No cooking shall be done or permitted by any Tenant on its Premises (except that use by the Tenant of Underwriters’ Laboratory approved microwave oven for the preparation of food and/or beverages or equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall Premises be used for lodging.

16. Except with the prior written consent of Landlord, no Tenant shall sell, permit the sale, to third parties at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise in or on any Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises of any Tenant be used for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in such Tenant’s Lease.

17. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with Landlord’s instructions in their installation.

18. Landlord will direct electricians as to where and how telephones, telegraph and electrical wires are to be introduced or installed; provided that such direction shall be in accordance with the mutual approval of Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all Premises shall be subject to the written approval of Landlord.

19. No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Tenant shall be permitted to install DSL cable service for general office purposes.

20. No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable by Landlord.

22. No Tenant shall place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No Tenant shall mark, or drive nails, screws or drills into, the partitions, woodwork or plaster or in any way defaces such Premises or any part thereof except in connection with the hanging of pictures and wall decorations.

23. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the Premises.

24. Each Tenant shall store all its trash and garbage within the interior of its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

25. Canvassing, soliciting, distributing of handbills or any other written material and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same. No Tenant shall make room-to-room solicitation of business from other tenants in the Building.

26. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

27. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28. Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless upon special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office of the Building, excluding the Premises, without specific instructions from Landlord.

31. All wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of non-strippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.

32. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such wear and tear shall be charged to and paid for by Tenant.

33. Tenant will refer all contractors, contractors’ representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

34. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

35. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

36. No Tenant occupying offices abutting interior atriums within Premises shall place materials of any sort within three (3) feet of glass walls without prior written consent of Landlord.

37. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

38. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

39. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations that are adopted; provided that Tenant is notified of such additional rules and regulations and such additional rules and regulations do not interfere with Tenant’s use of the Building or the Leased Premises for the purpose for which it is being used by Tenant.

40. Tenant shall not place any furniture, desks, signage or other items in any portion of the Premises which fronts the atriums without obtaining the Landlord’s prior written consent.

EXHIBIT “E”

LIST OF WORKSTATIONS IN THE PREMISES

STATEMENT OF AGENCY DISCLOSURE

RE:	PROPERTY:	Citadel II

	SELLER/LESSOR:	Citadel II Limited Partnership

	BUYER/LESSEE:	Intellon Corporation

Pursuant to Chapter 475, Florida Statutes, Rule 21V-10.033 Agency Disclosure, Penn Florida Realty Corporation (“PFRC”) hereby notifies the undersigned that in the transaction referenced above, PFRC represents:

(x)	Seller/Lessor

( )	Buyer/Lessee

( )	Both Seller/Lessor and Buyer/Lessee as a transaction broker in order to facilitate the real estate transaction and all parties expressly consent to this limited form of representation as evidenced by authorized signature below and recognize that PFRC shall not represent one party to the detriment of the other party.

The undersigned hereby acknowledges receipt of this Statement prior to the execution of the subject contract/lease.

SELLER/LESSOR	BUYER/LESSEE

Citadel II Limited Partnership	Intellon Corporation
By: Citadel II Incorporated, General Partner

/s/ Mark A. Gensheimer	By:	/s/ Charles E. Harris
Mark A. Gensheimer, President	Title:	Chairman and CEO
	Date:	March 7, 2008